POWER OF ATTORNEY

     We, the undersigned Officers and Managers of Old Field Fund, LLC and Old Field Master Fund, LLC (the "Funds"), each a Delaware limited liability company, do hereby severally constitute and appoint Michael Wasserman to be a true, sufficient and lawful attorney, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments to such Registration Statements on Form N-2 filed by the Funds with the Securities and Exchange Commission in respect of any class of limited liability company interests and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

SIGNATURES                        TITLE                         DATE


/s/ John T. Moore                 Manager, President            August 23, 2006
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John T. Moore


/s/ T.J. Modzelewski              Secretary and Treasurer       August 23, 2006
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T.J. Modzelewski



/s/ Lisa Davis                    Manager                       August 23, 2006
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Lisa Davis

/s/ Brian Yudewitz
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Brian Yudewitz                    Manager                       August 23, 2006